Exhibit 10.13

MOBILE IRON, INC.

THIRD AMENDMENT TO OFFER LETTER

This Third Amendment to Offer Letter (the “Amendment”) is made effective as of December 15, 2010, by and between Mobile Iron, Inc., a Delaware corporation (the “Company”), and Robert Tinker (the “Officer”), and amends the Officer’s original offer letter with the Company dated as of December 20, 2007, as previously amended (the “Offer Letter”). Unless otherwise defined herein, the capitalized terms herein shall have the same meanings given them in the Offer Letter.

RECITALS

A. The Company and the Officer are parties to the Offer Letter, which sets forth, among other things, provisions for grant to the officer of an equity grant (the “Milestone Right” as defined in Section 2(c) of the Offer Letter) upon achievement of the “Milestone” as defined in Section 2(c) of the Offer Letter, as well as provisions regarding acceleration of vesting in connection with a change of control (the “Double Trigger Provisions”).

B. Effective as of the date of this Amendment, the Board of Directors of the Company has granted to the Officer an option (the “December 15 Option”) to purchase 1,212,583 shares of Common Stock of the Company, with such option grant intended to be in lieu of the Milestone Right.

C. In consideration of the grant to the Officer of the December 15 Option, the Company and the Officer wish to amend the Offer Letter to delete the provisions relating to the Milestone Right, to provide for the Officer to waive any rights to the Milestone Right and to amend the Offer Letter to extend the Double Trigger Provisions to the December 15 Option.

AGREEMENT

In consideration of the mutual promises, covenants and conditions hereinafter set forth, and other consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. The Officer hereby waives any and all rights he may have to the Milestone Right.

2. The Offer Letter is hereby amended to delete Sections 2(c) and 2(d) thereof.

3. Section 6(ii) of the Offer Letter is hereby amended to read in its entirety as follows:

“ii) Notwithstanding the provisions of the immediately preceding paragraph and paragraph 2 above, if, within eighteen (18) months following a Change of Control (1) there is a Constructive Termination (as defined below) or (2) your employment is terminated other than for Cause (as defined below), you will also be entitled to vesting of fifty percent (50%) of your then unvested shares under the stock purchase described in Section 2(a) above and under the option granted to you on December 15, 2010 to be accelerated as of the date of termination or Constructive Termination.”

4. Except as specifically amended herein, the Offer Letter shall remain in full force and effect.

5. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

The parties hereto have executed this Amendment as of the day and year above first written.

COMPANY:

MOBILE IRON, INC.

By:	/s/ Jim Buckley

Name:	Jim Buckley
(print)
Title:	CFO

Address:

OFFICER:

ROBERT TINKER

/s/ Robert Tinker
(Signature)

Address:

SIGNATURE PAGE TO AMENDMENT TO

OFFER LETTER